E2PAY97

                    Aetna Life Insurance and Annuity Company

                               FORM OF ENDORSEMENT



The Contract and Certificate are hereby endorsed as follows:

In the Annuity Provisions section:

     Add the following to the Choices provision:
              c) At the request of the Owner, all or any portion of the amount allocated to a Fund may be transferred from any Fund to any other allowable Fund. During the Annuity period, the maximum number of allowable transfers in a calendar year is four. Aetna reserves the right to change the number of allowable transfers.

                  Transfer requests must be expressed as a percentage of the allocation among the Funds of the amount upon which the Variable Annuity will be based. Aetna may establish a minimum transfer amount. Transfers will be processed as of the Valuation Date next following the date when a transfer request is received in good order at Aetna's Home Office.

     Revise paragraph e) under the Choices provision as follows:

              a) Once elected, an Annuity option may not be revoked, except for option 1 when elected on a variable basis.

     Replace the last sentence in paragraph b) under Terms of Annuity Options with the following:

              The Annuity rates for options 2 and 3 are based on mortality from 1983 Table a.

     Replace the first sentence in the Death Provision with the following:

              When an Annuitant dies under options 2 and 3, the present value of any remaining guaranteed payments will be paid in one sum or payments will continue at the direction of the Contract Holder, in accordance with the Plan.

     Delete the last paragraph in the Death Provision.

     Replace the Annuity Options provision with the following:

              Annuity Options:

              The Contract Holder may direct Aetna to make payments according to one of the following options.

                  Option 1 -- Payments for a Stated Period of Time -- An Annuity will be paid for 5 to 30 years.

                  If payments for this option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested prior to the minimum number of years specified on Contract Schedule II, it will be subject to any withdrawal fee, if applicable (see Contract
                  Schedule I).

                  Option 2 -- Life Income Based on the Life of the Annuitant - Payments will be made until the death of the Annuitant. When this option is chosen, a choice from the following must be made:

                  a)  payments cease at the death of the Annuitant;

                  b)  payments may be guaranteed for 5 - 30 years; or

                  c) cash refund: if the Annuitant dies, the beneficiary will receive a lump sum payment equal to the amount applied to the Annuity option (less any premium tax) less the total amount of Fixed Annuity payments paid prior to such death. This cash refund feature is only available if the total amount applied to the Annuity option is allocated to a Fixed Annuity.

                  Option 3 - Life Income Based Upon the Lives of Two Annuitants
                  - An Annuity will be paid during the lives of the Annuitant and a joint Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice of the following must be made:

                  a)  100% of the payment to continue after the first death;

E2PAY97

                  b)  66-2/3% of the payment to continue after the first death;

                  c)  50% of the payment to continue after the first death;

                  d) 100% of the payment to continue after the first death with a guarantee of 5 - 30 years;

                  e) 100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant; or

                  f) 100% of the payment to continue after the first death with a cash refund feature. If the Annuitant and joint Annuitant die, the beneficiary will receive a lump sum payment equal to the amount applied to the Annuity option (less any premium tax) less the total amount of Fixed Annuity payments paid prior to such death. This cash refund feature is only available if the total amount applied to the Annuity option is allocated to a Fixed Annuity.

                  Option 4 -- Payments of Interest on Sum Left with Aetna -- This Option may be used only by the Plan beneficiary when the Participant dies before Aetna has started paying an Annuity. A portion or all of the sum paid upon death may be held under this Option and will be held in the General Account of Aetna at interest. The Contract Holder, on behalf of the Plan beneficiary, may later tell Aetna to:

                  Pay a portion or all of the sum held by Aetna; or

                  Apply a portion or all of the sum held by Aetna to any Annuity Option above.

                  If the Plan beneficiary is the Participant's surviving spouse, the lump-sum payment may be deferred to a date not later than when the Participant would have attained age 70-1/2.

                  If the Plan beneficiary is not a spouse, the Contract Holder must tell Aetna to pay the full sum within 5 years after the death of the Participant.



              If a Fixed Annuity is chosen under option 1, option 2 a) or b) or option 3 a) or d), the Participant may elect an annual increase of one, two or three percent compounded annually.

              Other Options -- Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.



              Replace the tables at the end of the Annuity Provisions section of the contract and certificate with the following tables:

                                    OPTION 1

                      Payments for a Stated Period of Time

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                           ----------------------------------
                                   Monthly            Monthly
                           Years   Payment    Years   Payment
                           ----------------------------------
                            5       17.91       18     5.96
                            6       15.14       19     5.73
                            7       13.16       20     5.51
                            8       11.68       21     5.32
                            9       10.53       22     5.15
                           10        9.61       23     4.99
                           11        8.86       24     4.84
                           12        8.24       25     4.71
                           13        7.71       26     4.59
                           14        7.26       27     4.47
                           15        6.87       28     4.37
                           16        6.53       29     4.27
                           17        6.23       30     4.18
                           ----------------------------------

                                    OPTION 1

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                           ----------------------------------
                                   Monthly            Monthly
                           Years   Payment    Years   Payment
                           ----------------------------------
                              5     18.12      18      6.20
                              6     15.35      19      5.97
                              7     13.38      20      5.75
                              8     11.90      21      5.56
                              9     10.75      22      5.39
                             10      9.83      23      5.24
                             11      9.09      24      5.09
                             12      8.46      25      4.96
                             13      7.94      26      4.84
                             14      7.49      27      4.73
                             15      7.10      28      4.63
                             16      6.76      29      4.53
                             17      6.47      30      4.45
                           ----------------------------------

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                           ----------------------------------
                                   Monthly            Monthly
                           Years   Payment    Years   Payment
                           ----------------------------------
                             5      18.74       18     6.94
                             6      15.99       19     6.71
                             7      14.02       20     6.51
                             8      12.56       21     6.33
                             9      11.42       22     6.17
                            10      10.51       23     6.02
                            11       9.77       24     5.88
                            12       9.16       25     5.76
                            13       8.64       26     5.65
                            14       8.20       27     5.54
                            15       7.82       28     5.45
                            16       7.49       29     5.36
                            17       7.20       30     5.28
                           ----------------------------------

                                    OPTION 2

                                   Life Income

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Years

          ---------------------------------------------------------------
          Adjusted Age of                                           Cash
             Annuitant      None     5       10      15      20    Refund
          ---------------------------------------------------------------
                 50        $4.05   $4.05   $4.03   $3.99   $3.93   $3.89
                 51         4.12    4.11    4.09    4.05    3.99    3.94
                 52         4.19    4.19    4.16    4.11    4.04    4.00
                 53         4.27    4.26    4.23    4.18    4.10    4.06
                 54         4.35    4.34    4.31    4.25    4.16    4.12

                 55         4.44    4.42    4.39    4.32    4.22    4.19
                 56         4.53    4.51    4.47    4.40    4.29    4.26
                 57         4.62    4.61    4.56    4.48    4.35    4.33
                 58         4.72    4.71    4.65    4.56    4.42    4.41
                 59         4.83    4.81    4.75    4.64    4.49    4.49

                 60         4.95    4.93    4.86    4.73    4.55    4.57
                 61         5.07    5.05    4.97    4.83    4.62    4.66
                 62         5.20    5.17    5.08    4.92    4.69    4.76
                 63         5.34    5.31    5.20    5.02    4.76    4.85
                 64         5.49    5.45    5.33    5.12    4.83    4.96

                 65         5.65    5.61    5.47    5.22    4.89    5.06
                 66         5.82    5.77    5.61    5.33    4.96    5.18
                 67         6.01    5.94    5.75    5.44    5.02    5.30
                 68         6.20    6.13    5.91    5.54    5.08    5.42
                 69         6.41    6.33    6.07    5.65    5.14    5.56

                 70         6.64    6.54    6.23    5.76    5.19    5.70
                 71         6.88    6.76    6.41    5.86    5.24    5.84
                 72         7.14    7.00    6.59    5.97    5.28    6.00
                 73         7.43    7.26    6.77    6.06    5.32    6.16
                 74         7.73    7.53    6.96    6.16    5.35    6.33

                 75         8.06    7.82    7.14    6.25    5.38    6.51
          ---------------------------------------------------------------
 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Years

            --------------------------------------------------------
            Adjusted Age of
               Annuitant      None     5       10      15      20
            --------------------------------------------------------
                   50       $4.34     $4.34   $4.31   $4.27   $4.22
                   51        4.41      4.40    4.38    4.33    4.27
                   52        4.48      4.47    4.45    4.40    4.32
                   53        4.56      4.55    4.52    4.46    4.38
                   54        4.64      4.63    4.59    4.53    4.44

                   55        4.72      4.71    4.67    4.60    4.50
                   56        4.81      4.80    4.75    4.67    4.56
                   57        4.91      4.89    4.84    4.75    4.62
                   58        5.01      4.99    4.93    4.83    4.69
                   59        5.12      5.10    5.03    4.92    4.75

                   60        5.23      5.21    5.13    5.00    4.82
                   61        5.36      5.33    5.24    5.09    4.88
                   62        5.49      5.45    5.35    5.19    4.95
                   63        5.63      5.59    5.47    5.28    5.02
                   64        5.78      5.73    5.60    5.38    5.08

                   65        5.94      5.89    5.73    5.48    5.15
                   66        6.11      6.05    5.87    5.58    5.21
                   67        6.29      6.22    6.02    5.69    5.27
                   68        6.49      6.41    6.17    5.79    5.33
                   69        6.70      6.60    6.33    5.90    5.38

                   70        6.92      6.81    6.49    6.00    5.43
                   71        7.17      7.04    6.66    6.10    5.48
                   72        7.43      7.27    6.84    6.20    5.52
                   73        7.71      7.53    7.02    6.30    5.55
                   74        8.02      7.80    7.20    6.39    5.59

                   75        8.35      8.08    7.38    6.48    5.62
            --------------------------------------------------------
 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Years

         --------------------------------------------------------------
              Adjusted
          Age of Annuitant   None        5       10       15        20
         --------------------------------------------------------------
                 50         $5.26     $5.25    $5.22    $5.17    $5.11
                 51          5.33      5.32     5.28     5.23     5.15
                 52          5.40      5.38     5.34     5.29     5.20
                 53          5.47      5.45     5.41     5.35     5.26
                 54          5.54      5.53     5.48     5.41     5.31

                 55          5.63      5.61     5.56     5.47     5.36
                 56          5.71      5.69     5.63     5.54     5.42
                 57          5.80      5.78     5.72     5.61     5.47
                 58          5.90      5.88     5.81     5.69     5.53
                 59          6.01      5.98     5.90     5.77     5.59

                 60          6.12      6.09     6.00     5.85     5.65
                 61          6.24      6.21     6.10     5.93     5.71
                 62          6.37      6.33     6.21     6.02     5.77
                 63          6.51      6.46     6.33     6.11     5.83
                 64          6.66      6.60     6.45     6.20     5.89

                 65          6.82      6.75     6.57     6.30     5.95
                 66          6.99      6.91     6.71     6.39     6.01
                 67          7.17      7.08     6.85     6.49     6.06
                 68          7.36      7.27     6.99     6.59     6.12
                 69          7.57      7.46     7.15     6.69     6.17

                 70          7.80      7.67     7.30     6.78     6.21
                 71          8.05      7.89     7.47     6.88     6.25
                 72          8.31      8.13     7.64     6.97     6.29
                 73          8.59      8.38     7.81     7.06     6.33
                 74          8.90      8.64     7.99     7.15     6.36

                 75          9.23      8.93     8.16     7.23     6.38
         --------------------------------------------------------------
 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                         Life Income for Two Annuitants

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

-------------------------------------------------------------------------------------------
     Adjusted Ages
----------------------                                   Option 3d
Annuitant    Second   Option 3a  Option 3b   Option 3c   10 Years      Option 3e  Option 3f
           Annuitant                                    Guaranteed
-------------------------------------------------------------------------------------------
   55       50        $3.69       $4.05        $4.27       $3.69         $4.03      $3.69
   55       55         3.88        4.25         4.47        3.87          4.14       3.87
   55       60         3.99        4.44         4.71        3.98          4.20       3.98

   60       55         3.99        4.44         4.71        3.98          4.42       3.98
   60       60         4.24        4.71         4.99        4.23          4.57       4.23
   60       65         4.38        4.97         5.32        4.38          4.65       4.38

   65       60         4.38        4.97         5.32        4.38          4.93       4.38
   65       65         4.72        5.33         5.70        4.71          5.14       4.72
   65       70         4.93        5.68         6.15        4.91          5.27       4.91

   70       65         4.93        5.68         6.15        4.91          5.66       4.91
   70       70         5.40        6.21         6.70        5.36          5.96       5.38
   70       75         5.69        6.68         7.32        5.62          6.13       5.66

   75       70         5.69        6.68         7.32        5.62          6.67       5.66
   75       75         6.37        7.45         8.15        6.23          7.12       6.33
   75       80         6.78        8.11         8.99        6.54          7.36       6.71
-------------------------------------------------------------------------------------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                         Life Income for Two Annuitants

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

       Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

--------------------------------------------------------------------------------
     Adjusted Ages
----------------------                                   Option 3d
Annuitant    Second   Option 3a  Option 3b   Option 3c   10 Years      Option 3e
           Annuitant                                    Guaranteed
--------------------------------------------------------------------------------
   55       50       $3.97       $4.35        $4.56       $3.97         $4.31
   55       55        4.16        4.54         4.76        4.15          4.42
   55       60        4.27        4.73         5.00        4.26          4.48

   60       55        4.27        4.73         5.00        4.26          4.70
   60       60        4.51        4.99         5.27        4.50          4.84
   60       65        4.66        5.25         5.61        4.65          4.93

   65       60        4.66        5.25         5.61        4.65          5.22
   65       65        4.99        5.61         5.99        4.98          5.42
   65       70        5.19        5.97         6.44        5.17          5.54

   70       65        5.19        5.97         6.44        5.17          5.93
   70       70        5.67        6.49         6.99        5.62          6.23
   70       75        5.95        6.96         7.61        5.87          6.40

   75       70        5.95        6.96         7.61        5.87          6.95
   75       75        6.64        7.73         8.43        6.48          7.40
   75       80        7.04        8.39         9.29        6.79          7.64
--------------------------------------------------------------------------------
 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                         Life Income for Two Annuitants

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

--------------------------------------------------------------------------------
     Adjusted Ages
----------------------                                   Option 3d
Annuitant    Second   Option 3a  Option 3b   Option 3c   10 Years      Option 3e
           Annuitant                                    Guaranteed
--------------------------------------------------------------------------------
   55         50       $4.88       $5.26       $5.48       $4.88        $5.23
   55         55        5.04        5.44        5.66        5.04         5.32
   55         60        5.15        5.63        5.91        5.14         5.38

   60         55        5.15        5.63        5.91        5.14         5.59
   60         60        5.37        5.87        6.16        5.37         5.72
   60         65        5.52        6.14        6.51        5.51         5.80

   65         60        5.52        6.14        6.51        5.51         6.10
   65         65        5.83        6.49        6.87        5.82         6.29
   65         70        6.04        6.84        7.34        6.00         6.41

   70         65        6.04        6.84        7.34        6.00         6.81
   70         70        6.49        7.35        7.87        6.44         7.08
   70         75        6.77        7.84        8.51        6.68         7.25

   75         70        6.77        7.84        8.51        6.68         7.81
   75         75        7.45        8.60        9.33        7.27         8.25
   75         80        7.86        9.28       10.20        7.57         8.49
--------------------------------------------------------------------------------
 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Endorsed and made a part of the Contract and Certificate on the date, after state approval, as of which it is issued by Aetna.


                                     /s/ Dan Kearney
                                         President